UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2018

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Technology, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                   Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Promissory Note

On August 27, 2018 (the “Closing Date”), Netlist, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Iliad Research and Trading, L.P. (the “Lender”), pursuant to which the Company issued a Convertible Promissory Note (the “Convertible Note”) to the Lender dated as of the Closing Date. The Convertible Note has an original principal amount of $2,270,000, bears interest at a rate of 8% per annum, and will mature on August 27, 2020, unless earlier repurchased, redeemed or converted in accordance with its terms.

The Convertible Note provides the Lender with the right to convert, at any time, all or any part of the outstanding principal and accrued but unpaid interest into shares of the Company’s common stock (the “Common Stock”) at a conversion price of $0.36 per share (“Lender Conversion Price”). Further, beginning on April 1, 2019, the Convertible Note also provides the Lender with the right to redeem all or any portion of the Convertible Note (“Redemption Amount”) up to the maximum monthly amount of $350,000. The payments of each Redemption Amount may either be made in cash, by converting such Redemption Amount into shares of Common Stock (“Redemption Conversion Shares”), or a combination thereof, at the Company’s election. The number of Redemption Conversion Shares equals the portion of the applicable Redemption Amount being converted divided by the lesser of the Lender Conversion Price or the Market Price, that is 85% of the Company’s lowest Closing Bid Price during the 20 Trading Days immediately preceding the applicable redemption date, provided that the Market Price shall not be less than $0.11 per share (the “Redemption Price Floor”). In the event any applicable redemption conversion price is below the Redemption Price Floor then either: (i) the Company will honor the redemption conversion at the then effective redemption conversion price for a Redemption Amount not to exceed $150,000 if the redemption conversion price is equal to or greater than $0.06 or (ii) the Company will pay the applicable Redemption Amount up to $150,000 in cash and not in Redemption Conversion Shares. The Purchase Agreement requires the Company to reserve 25,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Convertible Note. However, the Convertible Note provides that the aggregate number shares of Common Stock issued to the Lender under the Convertible Note and Purchase Agreement shall not exceed 19.99% of the total number of shares of Common Stock outstanding unless the Company has obtained stockholder approval of the issuance pursuant to Nasdaq Listing Rule 5635(d).

The Convertible Note is not secured. The Company makes certain customary representations and warranties and have agreed to customary covenants and obligations. The Purchase Agreement and Convertible Note contain customary events of default upon the occurrence and during the continuance of which all obligations under the Purchase Agreement and Convertible Note may be declared immediately due and payable.

The Company has filed herewith as Exhibits 10.1 and 10.2 the Purchase Agreement and Convertible Note, which are incorporated herein by reference, and the foregoing descriptions of the Purchase Agreement and Convertible Note are qualified in their entirety by reference thereto.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02                   Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance and sale of the Convertible Note by the Company to the Lender was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D promulgated thereunder, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representation of such investor to the Company that it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D of the Act), and the representation of such investor that it was purchasing the Convertible Note for its own account and without a view to distribute it.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of August 27, 2018, by and between Netlist, Inc. and Iliad Research and Trading, L.P.

10.2	Convertible Promissory Note, dated as of August 27, 2018, by and between Netlist, Inc. and Iliad Research and Trading, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: August 31, 2018	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary